UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported): JULY 30, 1999 (JULY 23, 1999)


                                 TELESCAN, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


         0-17508                                             72-1121748
      (Commission                                          (IRS Employer
      File Number)                                       Identification No.)


      5959 CORPORATE DRIVE, SUITE 2000
              HOUSTON, TEXAS                                    77036
  (Address of principal executive offices)                    (Zip Code)


        Registrant's telephone number, including area code (281) 588-9700

ITEM 5.     OTHER EVENTS.

A Stock Purchase Agreement was entered into as of July 23, 1999 (the "Stock Purchase Agreement") between the Company and GE Capital Equity Investments, Inc. ("GE"), pursuant to which the Company agreed to issue and sell to GE an aggregate of 1,111,111 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), for an aggregate purchase price of $25,000,000 ($22.50 per Share). The purchase and sale of Shares contemplated by the Stock Purchase Agreement was completed as of July 23, 1999. For more information concerning the purchase and sale of such Shares, reference is made to the Stock Purchase Agreement, which is attached to this report as Exhibit
10.1 and which is incorporated herein by reference.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT
NUMBER       DESCRIPTION
-------      -----------

 10.1 Stock Purchase Agreement, dated as of July 23, 1999, by and between the Company and GE.

 99.1 Press Release, dated as of July 27, 1999, by the Company announcing the completion of the transactions contemplated by the Stock Purchase Agreement.

                                   SIGNATURES


      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  July 30, 1999                           Telescan, Inc.

                                                By: /s/ RONALD WARREN
                                                        Ronald Warren
                                                        President

                              INDEX TO EXHIBITS


EXHIBIT
NUMBER       DESCRIPTION
-------      -----------

 10.1 Stock Purchase Agreement, dated as of July 23, 1999, by and between the Company and GE.

 99.1 Press Release, dated as of July 27, 1999, by the Company announcing the completion of the transactions contemplated by the Stock Purchase Agreement.